December 6, 2002



AXP Total Stock Market Index Fund
AXP Market Advantage Series, Inc.
901 Marquette Avenue South, Suite 2810
Minneapolis, MN  55402-3268

AXP S&P 500 Index Fund
AXP Market Advantage Series, Inc.
901 Marquette Avenue South, Suite 2810
Minneapolis, MN  55402-3268


Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated July 11, 2002, by AXP Market Advantage Series, Inc., a Minnesota corporation (the "Corporation") on behalf of each of its series AXP Total Stock Market Index Fund ("Target Fund") and AXP S&P 500 Index Fund ("Acquiring Fund"). The Agreement describes a proposed transaction (the "Reorganization") to occur on or about December 6, 2002 (the "Closing"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund, following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Reorganization is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Target Fund is a series of the Corporation, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Shares of Target Fund are redeemable at net asset value at each shareholder's option. Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

AXP Total Stock Market Index Fund
AXP S&P 500 Index Fund                                          December 6, 2002


Acquiring Fund is also a series of the Corporation. Shares of Acquiring Fund are redeemable at net asset value at each shareholder's option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, we have considered the Agreement, the Combined Prospectus/Proxy Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

         (i) The transfer of Target Fund's assets to Acquiring Fund in exchange for Class D and Class E shares of Acquiring Fund and the assumption of Target Fund's liabilities, followed by the distribution of those Class D and Class E shares to Target Fund's shareholders and the termination of Target Fund will be a "reorganization" within the meaning of Section 368(a)(1) of the Code, and Target Fund and Acquiring Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

         (ii) No gain or loss will be recognized by Target Fund upon the transfer of all of its assets to Acquiring Fund or on the distribution by Target Fund of Class D and Class E shares of Acquiring Fund to Target Fund shareholders in liquidation.

         (iii) The shareholders of Target Fund will not recognize gain or loss upon the exchange of their Class D or Class E shares of Target Fund solely for Acquiring Fund Class D or Class E shares as part of the Reorganization.

         (iv) The aggregate basis of the Class D or Class E shares of Acquiring Fund that a Target Fund shareholder receives in the Reorganization will be the same as the aggregate basis of the Class D or Class E shares of Target Fund exchanged therefor.

         (v) The tax holding period for the Class D or Class E shares of Acquiring Fund that a Target Fund shareholder receives in the Reorganization will include the period for which he or she held the Class D or Class E shares of Target Fund exchanged therefor, provided that on the date of the exchange he or she held such Target Fund shares as capital assets.

AXP Total Stock Market Index Fund
AXP S&P 500 Index Fund                                          December 6, 2002


         (vi) No gain or loss will be recognized by Acquiring Fund upon the receipt of Target Fund's assets solely in exchange for the issuance of Acquiring Fund's Class D and Class E shares to Target Fund and the assumption of all of Target Fund's liabilities by Acquiring Fund.

         (vii) The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of Target Fund immediately prior to the transfer.

         (viii) The tax holding period of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund.

         (ix) Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations thereunder.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours,


/s/ Ropes & Gray
-------------------
    Ropes & Gray

December  6, 2002


AXP Nasdaq 100 Index Fund
AXP Market Advantage Series, Inc.
901 Marquette Avenue South, Suite 2810
Minneapolis, MN  55402-3268

AXP S&P 500 Index Fund
AXP Market Advantage Series, Inc.
901 Marquette Avenue South, Suite 2810
Minneapolis, MN  55402-3268


Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated July 11, 2002, by AXP Market Advantage Series, Inc., a Minnesota corporation (the "Corporation") on behalf of each of its series AXP Nasdaq 100 Index Fund ("Target Fund") and AXP S&P 500 Index Fund ("Acquiring Fund"). The Agreement describes a proposed transaction (the "Reorganization") to occur on or about December 6, 2002 (the "Closing"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund, following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Reorganization is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Target Fund is a series of the Corporation, which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Shares of Target Fund are redeemable at net asset value at each shareholder's option. Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

AXP Nasdaq 100 Index Fund
AXP S&P 500 Index Fund                                          December 6, 2002


Acquiring Fund is also a series of the Corporation. Shares of Acquiring Fund are redeemable at net asset value at each shareholder's option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, we have considered the Agreement, the Combined Prospectus/Proxy Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

         (i) The transfer of Target Fund's assets to Acquiring Fund in exchange for Class D and Class E shares of Acquiring Fund and the assumption of Target Fund's liabilities, followed by the distribution of those Class D and Class E shares to Target Fund's shareholders and the termination of Target Fund will be a "reorganization" within the meaning of Section 368(a)(1) of the Code, and Target Fund and Acquiring Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

         (ii) No gain or loss will be recognized by Target Fund upon the transfer of all of its assets to Acquiring Fund or on the distribution by Target Fund of Class D and Class E shares of Acquiring Fund to Target Fund shareholders in liquidation.

         (iii) The shareholders of Target Fund will not recognize gain or loss upon the exchange of their Class D or Class E shares of Target Fund solely for Acquiring Fund Class D or Class E shares as part of the Reorganization.

         (iv) The aggregate basis of the Class D or Class E shares of Acquiring Fund that a Target Fund shareholder receives in the Reorganization will be the same as the aggregate basis of the Class D or Class E shares of Target Fund exchanged therefor.

         (v) The tax holding period for the Class D or Class E shares of Acquiring Fund that a Target Fund shareholder receives in the Reorganization will include the period for which he or she held the Class D or Class E shares of Target Fund exchanged therefor, provided that on the date of the exchange he or she held such Target Fund shares as capital assets.

AXP Nasdaq 100 Index Fund
AXP S&P 500 Index Fund                                          December 6, 2002

         (vi) No gain or loss will be recognized by Acquiring Fund upon the receipt of Target Fund's assets solely in exchange for the issuance of Acquiring Fund's Class D and Class E shares to Target Fund and the assumption of all of Target Fund's liabilities by Acquiring Fund.

         (vii) The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of Target Fund immediately prior to the transfer.

         (viii) The tax holding period of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund.

         (ix) Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations thereunder.


Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours,



/s/ Ropes & Gray
-------------------
    Ropes & Gray


                                      -3-